Schedule 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement    |_|  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Candie's, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335


                                                                    July 7, 2003


Dear Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, August 13, 2003, at 10:00 A.M., at the New York City offices of the Company, 215 West 40th Street, New York, New York 10018.

     The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, please complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                  Cordially,


                                  Neil Cole
                                  Chairman of the Board,
                                  President and
                                  Chief Executive Officer

                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 13, 2003
--------------------------------------------------------------------------------

To the Stockholders of CANDIE'S, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") will be held on Wednesday, August 13, 2003, at 10:00 A.M. at the Company's New York City offices at 215 West 40th Street, New York, New York 10018, for the following purposes:

     1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2004; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on June 16, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                         By Order of the Board of Directors,

                         Neil Cole
                         Chairman of the Board, President
                           and Chief Executive Officer

July 7, 2003
--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                 PROXY STATEMENT

                                 CANDIE'S, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 13, 2003


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CANDIE'S, INC. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 13, 2003, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about July 9, 2003.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                                    400 Columbus Avenue
                                    Valhalla, New York 10595-1335
                                    Telephone No.: (914) 769-8600

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on June 16, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 25,027,138 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.


                                VOTING PROCEDURES

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. All other matters at the Annual Meeting, including ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for its fiscal year ending January 31, 2004, will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided a quorum is present.

A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2004. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below is unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below, who are presently members of the Company's Board of Directors, has indicated to the Board of Directors of the Company that he or she will be available to serve.

Name                          Age          Position
----                          ---          --------
Neil Cole                     46           Chairman of the Board,
                                           President and Chief Executive Officer
Barry Emanuel                 61           Director
Steven Mendelow               60           Director
Ann Iverson                   59           Director
Hubert Guez                   50           Director

     Neil Cole has been Chairman of the Board, President and Chief Executive Officer of the Company since February 23, 1993. Mr. Cole founded the Company in 1992. From February through April 1992, Mr. Cole served as a director and as acting President of the Company. Mr. Cole also served as Chairman of the Board, President, Treasurer and a director of New Retail Concepts, Inc. ("NRC"), from its inception in 1986 until it was merged with and into the Company in August 1998. Mr. Cole is an attorney who graduated from Hofstra law school in 1982. In April 2003, Mr. Cole, without admitting or denying the allegations of the Securities and Exchange Commission ("SEC"), consented to the entry by the SEC of an administrative order in which Mr. Cole was ordered to cease and desist from violating or causing any violations or future violation of certain books and records and periodic reporting provisions and the anti-fraud provisions of the Securities Exchange Act of 1934. In addition, Mr. Cole also paid a $75,000 civil monetary fine.

     Barry Emanuel has been a director of the Company since May 1993. For more than the past five years, Mr. Emanuel has served as President of Copen Associates, Inc., a textile manufacturer located in New York, New York.

     Steven Mendelow has been a director of the Company since December 1999 and has been a principal with the accounting firm of Konigsberg Wolf & Co. and its predecessor, which is located in New York, New York, since 1972. Mr. Mendelow was a director of NRC from April 1, 1992 until NRC merged into the Company in August 1998. Mr. Mendelow also serves as the head of the Audit Committee of Urecoats Industries, Inc., a company listed on the American Stock Exchange.

     Ann Iverson has been a director of the Company since March 2001. Since 1998, she has been the President and Chief Executive Officer of International Link, Inc., a consulting company providing consulting services to corporations in making strategic decisions. From June 1995 until forming International Link, Ms. Iverson worked as the Group Chief Executive of Laura Ashley in the United Kingdom. Prior to that she was the President and Chief Executive Officer of KayBee Toy Stores and Chief Executive Officer of Mothercare UK, Ltd. based in England. In addition to being a member of the Company's board, Ms. Iverson currently sits on the board of directors of Owens Corning, Inc., a leader in the building materials systems and composites systems industry, and serves as a member of its Audit Committee. Ms. Iverson is also Chairman of the Board at Brooks Sports, Inc., an athletic footwear company, Chairman of Portico Bed & Bath, Inc., a home decorating and accessories company and a member of the Board of Trustees of Thunderbird, The American Graduate School of International Management. Ms. Iverson, who brings to the Board over 40 years of experience in the fashion and retail industry, has been the recipient of numerous industry awards, including the Ellis Island Medal of Honor and Retailer of the Year in the United Kingdom.

     Hubert Guez has been a director of the Company since April 2002, and has been involved in the apparel industry for over 25 years. Mr. Guez is a managing member of Sweet Sportswear, LLC, the current manager of the Company's Subsidiary, Unzipped Apparel, LLC ("Unzipped") and the entity from which the Company acquired the remaining 50% interest in Unzipped in April 2002. From October 1998 through May 2002, Mr. Guez was the Vice-Chairman, CEO, and Manager of Unzipped Apparel, LLC, the licensee for the Bongo brand apparel. From 1996 to 1998, Mr. Guez served as President of Commerce Clothing Company, LLC, the licensee for CK Kids apparel. In September 1991, Mr. Guez founded Azteca Production International, Inc., where he continues to serve as the Chief Executive Officer and President. From 1985 through 1991, he was employed with FX Systems, Inc. a software company that he founded specializing in operating systems for the apparel industry. Between 1981 and 1985, Mr. Guez served as President of Sasson Jeans LA, the licensee for Sasson women's jeans. Mr. Guez was appointed by Sweet as a member of the Company's Board of Directors in accordance with the provisions of the acquisition by the Company of the remaining 50% interest in Unzipped from Sweet in April 2002.

     All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

     In connection with the acquisition by the Company of the remaining 50% interest in Unzipped from Sweet in April 2002, the Company agreed that, until the later of (a) the expiration or termination of Sweet's management agreement for the management of Unzipped, (b) the payment by the Company in full of the 8% senior subordinated note in the principal amount of $11 million it issued in favor of Sweet in connection with the acquisition, or (c) the date on which Sweet or its permitted transferees cease to own all of the 3 million shares of the Company's Common Stock issued to Sweet in connection with the acquisition, the Company will recommend and include Hubert Guez on the slate of nominees for members of the Board of Directors in connection with the annual meeting of stockholders for election of directors. The agreement further provides that in the event that the Company objects to the continuation of Mr. Guez as a director during such period, Sweet has the right to designate a replacement nominee for director acceptable to the Company.

Board Of Directors and Committee Meetings

     During the fiscal year ended January 31, 2003 ("Fiscal 2003"), the Board of Directors held 12 meetings. In addition, the Board took action by unanimous written consent in lieu of meetings.

     The Company has a nominating/governance committee of the Board of Directors consisting of Ann Iverson, Steve Mendelow and Barry Emanuel. The
nominating/governance committee, among other things, assists the Board in identifying individuals qualified to become Board members and develops and recommends to the Board a set of corporate governance guidelines applicable to the Company. The nominating/corporate governance committee, which was formed on January 14, 2003, held no meetings in Fiscal 2003.

     The Company has an audit committee of the Board of Directors ("Audit Committee") consisting of Messrs. Emanuel and Mendelow and Ms. Iverson. Each member of the Audit Committee is an "independent director" under the rules of the National Association of Securities Dealers, Inc. The Audit Committee, among other things, selects the firm to be appointed, subject to stockholder ratification, as independent accountants to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The Audit Committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The Audit Committee held seven meetings during Fiscal 2003. The Audit Committee has adopted a written charter which is attached hereto as Appendix A.

     As discussed below, the Company has a compensation committee of the Board of Directors ("Compensation Committee") which held seven meetings during Fiscal 2003.

Compensation Committee Interlocks and Insider Participation

     The Board has a Compensation Committee, consisting of Ms. Iverson and Messrs. Mendelow and Emanuel. Prior to forming the Compensation Committee, decisions as to executive compensation were made by the Company's Board of Directors, primarily upon the recommendation of Mr. Cole. During Fiscal 2003, Mr. Cole, the Company's Chief Executive Officer, in his capacity as a director, also engaged in the deliberations of the Compensation Committee regarding the determination of executive officer compensation. During Fiscal 2003, none of the executive officers of the Company served on the board of directors or the compensation committee of any other entity, any of whose officers serves on the Company's Board of Directors or Compensation Committee.

Compliance with Section 16(a) of Securities Exchange Act of 1934

     Section 16(a) of Securities Exchange Act of 1934 requires the Company officers and directors, and persons who beneficially own more than 10 percent of a registered class of the Company equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent owners are required by certain SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, the Company believes that during Fiscal 2003 there was compliance with the filing requirements applicable to its officers, directors and 10% stockholders except for Hubert Guez, who filed a late Form 4 to report a grant to him by the Company of 3,185 shares of Common Stock.

                               EXECUTIVE OFFICERS

     The executive officers of the Company (Mr. Cole, Mr. Danderline and Ms. Sorell Stehr) their positions with the Company and certain other information, as of the Record Date, are set forth below:

Name                  Age      Position
----                  ---      --------
Neil Cole             46       Chairman of the Board,
                               President and Chief Executive Officer
Richard Danderline    49       Executive Vice President - Finance and Operations
Deborah Sorell Stehr  40       Senior Vice President,
                               Secretary and General Counsel

     Richard Danderline joined the Company as Executive Vice President - Finance and Operations in June 2000. For the 13 years prior to joining the Company, he served as Vice President, Treasurer and Chief Financial Officer of AeroGroup International, Inc ("AeroGroup"), a privately held footwear company. Prior to joining AeroGroup, he served as Vice President and Chief Financial Officer of Kenneth Cole Productions, Inc., where he was part of a management-led buyout of its What's What division, which later became AeroGroup. Mr. Danderline's experience also includes serving as Vice President and Controller of Energy Asserts International, Inc. and as Vice President and Controller of XOIL Energy Resources, Inc. Mr. Danderline is a certified public accountant who began his career with Touche Ross & Co., the predecessor of Deloitte & Touche LLP.

     Deborah Sorell Stehr joined the Company in December 1998 as Vice President and General Counsel, and was promoted to Senior Vice President in November 1999. She has served as Secretary of the Company since June 1999. From September 1996 to December 1998, Ms. Sorell Stehr was Associate General Counsel with Nine West Group Inc. ("Nine West"), a women's' footwear corporation with sales approximating $2.0 billion, where Ms. Sorell Stehr was primarily responsible for overseeing legal affairs relating to domestic and international contracts, intellectual property, licensing, general corporate matters, litigation and claims. Prior to joining Nine West, Ms. Sorell Stehr practiced law for nine years at private law firms in New York City and Chicago in the areas of corporate law and commercial litigation.

     All officers serve at the discretion of the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid or accrued by the Company for Fiscal 2003, 2002 and 2001, to or for the Chief Executive Officer and for the other persons that served as executive officers of the Company during Fiscal 2003 whose salaries for Fiscal 2003 exceeded $100,000 and for John
J. McPhee who was a key employee until April 4, 2003, but not an executive officer of the Company (collectively, the "Named Persons"):



                                                                      Summary Compensation Table
                                           -------------------------------------------------------------------------------
                                                                                              Long-Term
                                                                                             Compensation
                                                 Annual Compensation                             Awards
                                           -----------------------------                    --------------
                                                                                Other         Securities
                                 Fiscal                                      Annual Com-      Underlying       All Other
Name & Principal Positions        Year          Salary          Bonus(1)    pensation (2)      Options       Compensations
--------------------------------------------------------------------------------------------------------------------------

Neil Cole                         2003      $  487,500        $      -       $       -        615,000          $ 31,503(5)
Chairman, President &             2002         500,000               -               -        350,000                 -
Chief Executive Officer           2001         500,000               -          10,000        617,250                 -

Deborah Sorell Stehr              2003         215,625               -               -              -                 -
Senior Vice President &           2002         180,000          25,000               -         40,000                 -
General Counsel                   2001         166,667          25,000               -         80,000                 -

Richard Danderline                2003         219,375          50,000               -              -                 -
Executive Vice President -        2002         214,968          50,000               -              -                 -
Finance & Operations              2001         120,513   (3)    25,000               -        160,000                 -

John McPhee                       2003         316,875               -               -              -                 -
President of Wholesale            2002         275,000               -               -        140,000                 -
Sales(4)                          2001         228,642          25,000               -        110,000                 -



     (1)  Represents bonuses accrued under employment agreements.

     (2) Represents amounts earned as director's fees. Except as set forth in the table, the table does not reflect certain perquisites granted to the Named Persons that as to each such person in any year do not exceed the lesser of 10% of their respective salaries or $50,000.

     (3)  For the period from June 26, 2000 through January 31, 2001.

     (4) Mr. McPhee resigned as the President of Wholesales Sales and became a part-time employee of the Company on April 4, 2003.

     (5) Represents Company paid premiums on a life insurance for the benefit of the beneficiaries of Mr. Cole.

Option Grants in Fiscal 2003 Year

         The following table provides information with respect to individual stock options granted during Fiscal 2003 to each of the Named Persons who received options during Fiscal 2003:



                              Shares           % of Total                                          Potential Realizable Value
                            Underlying       Options Granted                                         at Assumed Annual Rates
                             Options          to Employees           Exercise     Expiration      of Stock Price Appreciation
  Name                    Granted (#)(1)     in Fiscal Year       Price($/share)     Date               for Option Term (2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5% ($)           10% ($)
                                                                                                  ----------------   --------------

Neil Cole                            600,000        57.6%             2.750        04/23/12              1,037,676      2,629,675
                                      15,000         1.4              4.410        05/22/12                 41,601        105,426

Deborah Sorell Stehr                       -          -                  -                -                      -              -
Richard Danderline                         -          -                  -                -                      -              -
John McPhee                                -          -                  -                -                      -              -



     (1) Mr. Cole's 600,000 options vest as to one-third on each of February 1, 2003, 2004 and 2005, and 15,000 options vested fully at May 22, 2002.

     (2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These amounts do not take into account provisions of options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

Aggregated  Option  Exercises  in Last Fiscal Year and Fiscal  Year-End  Option
Values

     The following table sets forth information as of January 31, 2003, with respect to exercised and unexercised stock options held by the Named Persons.
Ms. Sorell Stehr and Mr. McPhee exercised 10,000 and 45,000 options, respectively, during Fiscal 2003. No options were exercised by any other Named Persons during Fiscal 2003. 10,000 and 400,000 options owned by Neil Cole expired on June 30, 2002 and January 31, 2003, respectively.



                                                           Number of Securities              Value of Unexercised
                                                          Underlying Unexercised                 In-The-Money
                           Shares                      Options at January 31, 2003(#)  Options at January 31, 2003($)(1)
                         Acquired on      Value        ------------------------------  ---------------------------------
      Name               Exercise(#)    Realized($)     Exercisable    Unexercisable    Exercisable      Unexercisable
---------------------- --------------   -----------    -------------  ---------------  -------------  ------------------

Neil Cole                         -              -        2,695,875          600,000          3,280             -

Deborah Sorell Stehr         10,000         31,625          176,666           13,334          7,000             -

Richard Danderline                -              -           85,000           75,000          4,125             -

John McPhee                  45,000        153,013          241,666           13,334          3,750             -

---------------------------------------------------------------------------------------------------------------------

     (1) An option is "in-the-money" if the year-end closing market price per share of the Company's Common Stock exceeds the exercise price of such options. The closing market price on January 31, 2003 was $1.10.

Employment Contracts and Termination and Change-in-Control Arrangements

     The Company has entered into an employment agreement with Neil Cole to serve as President and Chief Executive Officer for a term expiring on December 31, 2005, at an annual base salary of $500,000. In November 2002 Mr. Cole agreed to a reduction in his annual base salary to $450,000 which reduction was in effect until June 1, 2003. Under the employment agreement, if the Company meets at least 66 2/3% of its net income target (as determined by the Board) for a fiscal year, the Company will pay to Mr. Cole a bonus in an amount equal to his base salary multiplied by a fraction, the numerator of which is the actual net income for such fiscal year and the denominator of which is the target net income for such fiscal year. Mr. Cole is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy to benefit Mr. Cole's designated beneficiaries in the amount of $3,000,000, $4,000,000, and $5,000,000, respectively, for each year in the term. The employment agreement provides that Mr. Cole will receive an amount equal to three times his annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Mr. Cole in the event that within twelve months of a "Change in Control", as defined in the agreement, Mr. Cole is terminated by the Company without "Cause" or if Mr. Cole terminates his agreement for "Good Reason", as such terms are defined in his employment agreement. If the Company is sold, Mr. Cole will receive a payment equal to 5% of the sale price in the event that sale price is at least $5 per share or equivalent with respect to an asset sale. In connection with his employment agreement, Mr. Cole was granted under one of the Company's stock option plans, options to purchase 600,000 shares of Common Stock at $2.75 per share, which options vest over a three year period.

     The Company has entered into an employment agreement with Deborah Sorell Stehr that expires on January 31, 2004 and provides for her to receive a base salary of $225,000 for the first year and $235,000 for the last year of the agreement. In November 2002 Ms. Sorell Stehr agreed to a reduction in her base salary to $202,500 which was raised to $212,500 on January 31, 2003. These reductions were in effect until June 1, 2003. Ms. Sorell Stehr is also eligible for a bonus pursuant to the Company's executive bonus program and to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. The agreement provides that Ms. Sorell Stehr will receive an amount equal to $100 less than three times her annual compensation, plus accelerated vesting or payment of deferred compensation, options, stock appreciation rights or any other benefits payable to Ms. Sorell Stehr in the event that within twelve months of a "Change in Control", Ms. Sorell Stehr is terminated by the Company without "Cause" or Ms. Sorell Stehr terminates her agreement for "Good Reason", as such terms are defined in her employment agreement.

     The Company has entered into a two year employment agreement with Richard Danderline, which expires on June 26, 2004. Under the agreement, Mr. Danderline was to receive an annual base salary of $225,000, which was reduced to $202,500 in November 2002 and which reduction was in effect until June 1, 2003. Mr. Danderline is entitled to receive a bonus under the Company's executive bonus plan. In connection with his employment in 2000, Mr. Danderline received a grant of 150,000 options, vesting over a period of five years. Mr. Danderline is also entitled to customary benefits, including participation in management incentive and benefit plans, reimbursement for automobile expenses, reasonable travel and entertainment expenses and a life insurance policy. In the event of a "change in control", defined as the cessation of Neil Cole being the Chairman of the Board, or a sale or merger of the Company with a non-affiliate, Mr. Danderline `s options vest immediately.

Compensation of Directors

     During Fiscal 2003, Messrs. Emanuel and Mendelow and Ms. Iverson (each an "Outside Director") each received a grant of Common Stock from the Company under the Company's Non-Employee Director Stock Incentive Plan having a value of $20,000 in compensation for attending board meetings. Each Outside Director also received $500 for each Committee meeting that he or she attended. During Fiscal 2004, each Outside Director is entitled to an additional grant of Common Stock under the Company's Non-Employee Director Stock Inventive Plan having a value of $20,000 plus $1,000 for each committee meeting. In addition the chair of each of the Company's Audit, Compensation and Governance Committees received a fee of $5,000 per year.

     Under the Company's 2002 Stock Option Plan (the "2002 Plan"), 2001 Stock Option Plan ("2001 Plan"), 2000 Stock Option Plan (the "2000 Plan") and 1997 Stock Option Plan (the "1997 Plan"), non-employee directors are eligible to be granted non-qualified stock options.

     The Company's Board of Directors, or the Stock Option Committee of the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan, if one is appointed, has discretion to determine the number of shares subject to each non-qualified option (subject to the number of shares available for grant under the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan, as applicable), the exercise price thereof (provided such price is not less than the par value of the underlying shares of the Company's Common Stock under the 2000 Plan or not less than the fair value of Common Stock under the 1997 Plan, 2001 Plan and 2002 Plan), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). No non-qualified options were granted to non-employee directors under the 2002 Plan, 2001 Plan, 2000 Plan or the 1997 Plan during Fiscal 2003.

Report on Executive Compensation

     Compensation of the Company's executive officers is determined by the Board of Directors pursuant to recommendations made by the Compensation Committee and in accordance with the terms of the respective employment agreements of certain executive officers in effect prior to the formation of the Compensation Committee. There is no formal compensation policy for the Company's executive officers, other than the employment agreements described above. Compensation for executive officers consists of base salary, bonus and stock option awards.

     Base Salary. The base salary of the Company's executives are fixed pursuant to the terms of their respective employment agreements with the Company and, when a contract is up for review, upon a comprehensive review of salaries for executives in the market place for comparable positions and abilities, experience and, where applicable, performance of the executive. The Compensation Committee reviews the salaries of executive officers for reasonableness based on job responsibilities and a review of compensation practices for comparable positions at corporations which compete with the Company in its business or are of comparable size and scope of operations. The Committee's recommendations to the Board of Directors are based primarily on informal judgments reasonably believed to be in the best interests of the Company. In determining the base salaries of certain of the Company's executives whose employment agreements were up for renewal, the Committee considered the Company's performance and growth plans.

     Bonuses. Under the Company's executive bonus plan, the Committee determines bonuses based on the Company's overall performance, profitability, working capital management and other qualitative and quantitative measurements, including individual performance goals based upon the Company's budget and financial objectives. In determining the amount of bonuses awarded, the Committee considers the Company's revenues and profitability for the applicable period and each executive's contribution to the success of the Company. The Company's executive officers received bonuses which were deemed appropriate based upon existing employment agreements and the Company's operating results during the fiscal year.

     Stock Options. Stock option awards are intended to attract, retain and motivate personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. The size and grant of actual awards is determined by the Committee on an individual basis, taking into account the individual's role in the Company and standard principals of reward, retention and recognition to which option grants are geared. The Committee's determination as to the size of actual awards to individual executives is subjective, after taking into account the relative responsibilities and contributions of the individual employee.

                           The Compensation Committee:

                                   Ann Iverson
                                  Barry Emanuel
                                 Steven Mendelow

Stock Performance Graph

     The following line graph compares from February 1, 1998 to January 31, 2003 the cumulative total stockholder return on the Company's Common stock with the cumulative total return on stocks of companies comprising the NASDAQ Market Index and a peer group assuming $100 was invested on February 1, 1998 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The peer group consists of Brown Shoe Co. Inc., the Company, K-Swiss Inc., Kenneth Cole Productions, Inc., Maxwell Shoe Co., Phoenix Footwear Group, Inc., R.G. Barry Corp., Steven Madden Ltd., Stride Rite Corp., Timberland Co., Wellco Enterprises Inc., Weyco Group Inc. and Wolverine World Wide Inc., which is based upon companies classified under the Footwear, Except Rubber, Standard Industrial Classification number. Historical stock price is not necessarily indicative of future stock price performance.


                     [STOCK PERFORMANCE GRAPH APPEARS HERE]


                                    -------------------------------FISCAL YEAR ENDING----------------------------------
                                    1/31/1998    1/31/1999      1/31/2000     1/31/2001       1/31/2002     1/31/2003

Candie's, Inc.                       $100.00       $ 69.62        $ 20.25       $ 22.16         $ 41.72       $ 22.46
SIC Code Index                       $100.00       $ 74.72        $ 72.78       $153.32         $124.48       $127.24
NASDAQ Market Index                  $100.00       $156.07        $233.47       $167.16         $117.76       $ 81.29

------------------------------------------------------------------------------------------------------------------------


                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each of the Named Persons; (iii) each of the Company's directors; and (iv) all executive officers and directors as a group:


                                                                  Amount and
                                                                   Nature of                               Percentage of
             Name and Address of                                  Beneficial                                Beneficial
             Beneficial Owner (1)                                Ownership (2)                               Ownership
--------------------------------------------------     -----------------------------------------   --------------------------

Neil Cole                                                           3,478,000(3)                             12.5%

Michael Caruso                                                      1,886,597(4)                              7.9%
   Claudio Trust dated February 2, 1990
   2925 Mountain Maple Lane
   Jackson, WY 83001

Barry Emanuel                                                         142,538(5)                                *

Steven Mendelow                                                       188,538(6)                                *

Deborah Sorell Stehr                                                  176,666(7)                                *

Richard Danderline                                                     85,000(8)                                *

John McPhee                                                           259,216(9)                              1.0%

Ann Iverson                                                           147,538(10)                               *

Sweet Sportswear, LLC                                               3,151,757(11)                            12.6%
   Hubert Guez

All executive officers and directors as a                           7,370,037 (3) (5) (6) (7)                25.8%
group (seven persons)                                                      (8) (10) (11)

--------------------------------------------------     -----------------------------------------   --------------------------

*        Less than 1%

(1) Unless otherwise indicated, each beneficial owner has an address at 400 Columbus Avenue, Valhalla, New York 10595-1335.

(2) A person is deemed to have beneficial ownership of securities that can be acquired by such person within 60 days of the Record Date, upon exercise of warrants or options. Consequently, each beneficial owner's percentage ownership is determined by assuming that warrants or options held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes 2,895,875 shares of Common Stock issuable upon exercise of options, 100,000 shares of Common Stock owned by Mr. Neil Cole, and 20,000 shares of Common Stock owned by Mr. Cole's children. Also includes 462,925 shares of Common Stock owned by Mr. Cole's former wife over which Mr. Cole has certain voting rights but no rights to dispose of or pecuniary interest. Does not include 400,000 shares of Common Stock underlying non-exercisable options and 15,194 shares held in Mr. Cole's account under the Company's 401(k) savings plan for which Mr. Cole has no current voting or dispositive powers. Does not give effect to voting rights that may be held by Mr. Cole pursuant to the proxy described in greater detail in footnote (11) below.

(4) Represents 1,886,597 shares held by Claudio Trust dated February 2, 1990, of which Mr. Caruso is the trustee.

(5)  Includes 110,000 shares of Common Stock issuable upon exercise of options.

(6) Includes 95,250 shares of Common Stock issuable upon exercise of options, and 60,750 shares of Common Stock owned by C&P Associates, of which Mr. Mendelow and his wife are affiliated.

(7) Represents shares of Common Stock issuable upon exercise of options. Does not include 9,985 shares held in Ms. Sorell Stehr's account under the Company's 401(k) savings plan for which Ms. Sorell Stehr has no current voting or dispositive powers.

(8) Represents shares of Common Stock issuable upon exercise of options. Does not include 1,889 shares held in Mr. Danderline's account under the Company's 401(k) savings plan for which Mr. Danderline has no current voting or dispositive powers.

(9) Includes 241,666 shares of Common Stock issuable upon exercise of options. Does not include 12,906 shares held in Mr. McPhee's account under the Company's 401(k) savings plan for which Mr. McPhee has no current voting or dispositive powers. On April 4, 2003, Mr. McPhee resigned as the President of Wholesales Sales and became a part-time employee of the Company.

(10) Includes 125,000 shares of Common Stock issuable upon exercise of options.

(11) Represents 3,000,000 shares of Common Stock held by Sweet Sportswear, LLC, and 151,757 shares of Common Stock owned by Mr. Guez. Mr. Guez, an appointed member of the Company's Board of Directors, is a managing member of Sweet Sportswear, LLC. Sweet has granted an irrevocable proxy with respect to all 3 million shares in favor of Messrs. Cole, Guez and/or such other members of the Company's Board designated from time to time by a majority of the Board, to vote at any meeting of the Company's stockholders or provide consent in lieu of a meeting, as the case may be, but only in favor of a matter approved by the Board or otherwise at the direction of the Board. The proxy expires on April 23, 2012 provided, however, that the proxy will expire earlier with respect to any shares up to an aggregate of 2 million shares subject to the proxy, to the extent such shares are transferred by Sweet after April 23, 2003 to persons other than (i) an officer or member of Sweet, (ii) any affiliate of Sweet or its officer or member or (iii) any family member of such persons (collectively referred to as "Restricted Transferee"). Moreover, the proxy will expire with respect to any of the other 1 million shares subject to the proxy, to the extent that such shares are transferred by Sweet after April 23, 2004 to a transferee that is not a Restricted Transferee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 1, 2003, the Company granted Kenneth Cole Productions, Inc. the exclusive worldwide license to design, manufacture, sell, distribute and market footwear under the BONGO brand. The CEO and Chairman of Kenneth Cole Productions, Inc. is Kenneth Cole, who is the brother of Neil Cole, the CEO and President of the Company.

     During Fiscal 2002, Neil Cole, Chairman of the Board, President and CEO of Candie's, Inc. founded the Candie's Foundation ("the Foundation"), a charitable foundation whose purpose is to raise national awareness concerning to the problems of teenage pregnancy. During Fiscal 2002, the Company advanced $1,058,000 to the Foundation on which interest was charged at a rate per annum that was equal to the prime rate, and at January 31, 2002 the Company had a balance of $699,000 due from the Foundation. The Company had originally recorded $350,000 reserve against its receivable in Fiscal 2002. During Fiscal 2003, the Foundation paid the Company $470,000, and the Company reversed the reserve of $350,000 recorded in Fiscal 2002. At January 31, 2003, the Company had a balance of $230,000 due from the Foundation. The Company believes that the amount due will be recovered in full although the Foundation's operating history in fund raising activities is limited.

     The Company has a license for Bongo branded bags and small leather/PVC goods with Innovo Group, Inc. ("Innovo"), a company in which Hubert Guez, a director of the Company and principal of Sweet, Manager of Unzipped, is a principal shareholder. Under this license, which expires March 31, 2007, the Company recorded $214,000 and $58,000 in royalty income for the years ended January 31, 2003 and 2002, respectively, and royalties receivable from Innovo were $179,000 and $49,000 at January 31, 2003 and 2002, respectively.

     Unzipped has a supply agreement with Azteca for the development, manufacturing, and supply of certain products bearing the Bongo trademark for the exclusive use by Unzipped. Hubert Guez is the Chief Executive Officer and President of Azteca. As consideration for the development of the products, Unzipped pays Azteca pursuant to a separate pricing schedule. For the year ended January 31, 2003, Unzipped purchased $49.9 million of products from Azteca. Azteca also allocates expenses to Unzipped for Unzipped's use of a portion of Azteca's office space, design and production team and support personnel. For the year ended January 31, 2003, Unzipped incurred $440,000 of such allocated expenses.

     In connection with the Company's acquisition of the remaining 50% interest in Unzipped from Sweet, the Company has entered into a management agreement with Sweet for a term ending January 31, 2005, which provides for Sweet to manage the operations of Unzipped in return for a management fee based upon certain specified percentages of net income that Unzipped achieves during the three-year term. The fee does not commence until Fiscal 2004. Hubert Guez is a managing member of Sweet.

     Unzipped has a distribution agreement with Apparel Distribution Services ("ADS"), an entity that shares common ownership with Sweet, for a term ending January 31, 2005. The agreement provides for a per unit fee for warehousing and distribution functions and per unit fee for processing and invoicing orders. For the year ended January 31, 2003, Unzipped incurred $2.6 million for such services. The agreement also provides for reimbursement for certain operating costs incurred by ADS and charges by ADS for special handling fees at hourly rates approved by management.

     Unzipped occupies office space in a building rented by ADS and Commerce Clothing Company, LLC, a related party to Azteca.

     At January 31, 2003, the total amounts due from the Company to Azteca and ADS were $5.8 million and $335,000 respectively.

                             AUDIT COMMITTEE REPORT

     In January 2003, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audit and the procedures and timing of the audit. In April 2003, the Audit Committee met with management and representatives of BDO Seidman, LLP to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2003.

                              The Audit Committee -

                   Barry Emanuel, Ann Iverson, Steven Mendelow



                                   PROPOSAL I

                               RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for Fiscal 2003. The Audit Committee of the Board of Directors has re-appointed BDO Seidman, LLP as the Company's independent accountants for the Company's fiscal year ending January 31, 2004. Although stockholder approval of the appointment of BDO Seidman, LLP is not required by law, the Audit Committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO Seidman, LLP is being submitted for stockholder ratification, the Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO Seidman, LLP as auditors, at any time during the 2004 fiscal year, if it deems such change to be in the best interests of the Company. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

     In addition to retaining BDO Seidman, LLP to audit the Company's financial statements, the Company engages BDO Seidman, LLP from time to time to perform other services. The following sets forth the aggregate fees billed by BDO Seidman, LLP to the Company in connection with services rendered during Fiscal 2002 and Fiscal 2003.

  Fee Type                                 Fiscal 2002             Fiscal 2003
  --------                                 -----------             -----------
  Audit Fees                                 $234,000                $344,500
  Audit Related Fees (1)                       10,000                 121,000
  Tax Fees (2)                                336,000                 290,200
  All other fees                                    -                       -
                                           -----------             -----------
                                             $580,000                $755,700
                                           ===========             ===========

(1) Includes fees in 2003 of $79,000 relating to the acquisition of Unzipped and $24,000 relating to an SEC investigation.

(2) Includes fees relating to the preparation of corporate tax returns, state tax matters and advisory services.

     The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

Recommendation

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2004.



                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's annual meeting of stockholders to be held in the year 2004 must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than March 9, 2004 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the March 9, 2004 deadline, a stockholder may present a proposal at the Company's annual meeting to be held in 2004 if it is submitted to the Company's Secretary at the address set forth above no later than May 25, 2004. If timely submitted, in proper form, the stockholder may present the proposal at the 2004 annual meeting, but the Company is not obligated to include the matter in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 31, 2003 ON FORM 10-K IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON JUNE 16, 2003. ADDITIONAL COPIES OF SUCH ANNUAL REPORT WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 CANDIE'S, INC.
                               400 COLUMBUS AVENUE
                          VALHALLA, NEW YORK 10595-1335
                         ATTENTION: DEBORAH SORELL STEHR

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                           By order of the Board of Directors,

                                           Neil Cole,
                                           Chairman of the Board,
                                           President and Chief Executive Officer

July 7, 2003

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER



This Audit Committee Charter has been approved by the Board of Directors (the "Board") of Candie's, Inc. (the "Company").

Composition

The Audit Committee shall have at least three (3) members, comprised solely of independent directors, as such term is defined under the applicable rules of the National Association of Securities Dealers ("NASD") relating to the listing of securities on the Nasdaq Stock Market and under applicable rules of the U.S. Securities and Exchange Commission ("SEC").

Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall be a financial expert, as specified in Section 407 of the Sarbanes-Oxley Act of 2002 (the "Act") and Item 309 of Regulation S-K of the SEC.

The Board shall appoint (i) the members of the Audit Committee and (ii) one member of the Audit Committee as a Chairperson who will have the authority to act on behalf of the Audit Committee between meetings of the Audit Committee. If the Chairperson is not present at a meeting, the members of the Audit Committee may designate an acting Chairperson by a majority vote of the full Audit Committee.

The Audit Committee shall meet at least four times annually and more frequently as circumstances require, one of which shall be an Annual Meeting.

The Audit Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

The members of the Audit Committee shall serve until their resignation, retirement or removal by the Board of until their successors shall be appointed and qualify. No member of the Audit Committee shall be removed except by a majority vote of the full Board.

A member of the Audit Committee shall promptly notify the Audit Committee and the Board if the member is no longer an independent director and such member shall be removed from the Audit Committee unless the Board determines that an exception to the independent director requirement is available under the applicable NASD rules with respect to such member's continued membership and that an exceptions should be made.

Responsibilities

The responsibilities of the Audit Committee are as follows:

         o appoint, compensate and oversee the work of the outside auditor, including resolution of disagreements between management and the outside auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

         o Monitor compliance of the outside auditor of the Company with the audit partner rotation requirements of the Act and with the conflicts of interest provisions of the Act.

         o Pre-approve all auditing services and permissible non-audit services provided by the outside auditor to the Company; provided that, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the foregoing pre-approvals. The decisions of any member of the Audit Committee to whom the authority to grant pre-approvals has been delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

         o Engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the Board takes, appropriate action to oversee the independence of the outside auditor.

         o Obtain from the outside auditors a formal written statement delineating all relationships between the outside auditor and the Company consistent with Independence Standards Board Standard 1.

         o Prepare annually the report of the Audit Committee required to be contained in the Company's proxy statements relating to the election of directors filed with the SEC.

         o Review and discuss with the outside auditors for the Company the following:

               1. all critical accounting policies and practices to be used utilized in connection with the preparation of the Company's financial statements;

               2. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and

               3. all material written communications between the outside auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

         o Review and discuss with the Chief Executive Officer and the Chief Financial Officer of the Company making certifications in each of the Company's annual and quarterly reports filed with the SEC the following:

               1. any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, as well as any material weaknesses in the Company's internal controls; and

               2. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         o Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         o        Review reports submitted to the Audit Committee pursuant to
                  (i) the reporting provisions of the Code of Ethics of the Company alleging actual or suspected violations of federal, state or local laws or regulations, including anonymous reports of questionable accounting or auditing matters, and
                  (ii) provisions of the Act requiring the Company's counsel to report evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company, including the Company's directors and officers.

         o Approve all related party transactions to be entered into by the Company.

         o Review with the outside auditor, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

         o Obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties.

         o Consider, in consultation with the outside auditor and management of the Company, the audit scope and procedures.

         o Review senior financial and accounting personnel succession planning within the Company.

         o Review the Company's Forms 10-Q and 10-K prior to filing with the SEC.

         o Review and discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made.

         o Discuss policies with respect to risk assessment and risk management.

         o Meet with the internal auditor, outside auditor or the management privately to discuss any matters that the Audit Committee, the internal auditor, the outside auditor or the management believe should be discussed privately with the Audit Committee.

         o Review and reassess the adequacy of the Audit Committee's charter annually.

         o Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

Authority to Engage Advisors and Determine Their Compensation

The Audit Committee will have the authority to:

         o Engage independent counsel and other advisors as it determines necessary to carry out its duties.

         o Determine the compensation of (i) the outside auditor employed by the Company for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Audit Committee.

Limitations

The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                                 CANDIE'S, INC.
                               400 Columbus Avenue
                          Valhalla, New York 10595-1335

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 13, 2003.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints NEIL COLE and RICHARD DANDERLINE, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Candie's, Inc. (the "Company") on Wednesday, August 13, 2003, at the New York City offices of the Company, 215 West 40th Street, New York , NY 10018 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:

|_| FOR all nominees listed below                              |_|  WITHHOLD AUTHORITY
    (except as marked to the contrary below).                       to vote for all nominees listed below.

     Neil Cole, Barry Emanuel, Steven Mendelow, Ann Iverson and Hubert Guez.


(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

-----------------------------------------------------------------------------------------------------------------------
                                                                           (Continued and to be signed on reverse side)

2. Ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending January 31, 2004.

      |_|  FOR                  |_|   AGAINST                      |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 2003

                                                Please sign exactly as name
                                                appears hereon.  When shares are
                                                held by joint  tenants,  both
                                                should  sign.  When signing as
                                                attorney,executor,administrator,
                                                trustee  or  guardian, please
                                                give full title as such.  If a
                                                corporation,  please sign in
                                                full corporate name by President
                                                or other authorized officer.  If
                                                a partnership,  please sign in
                                                partnership name by authorized
                                                person.


                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature if held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.